INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan, and Employee Stock Ownership Plan and the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan, of Patterson Dental Company of our report dated October 7, 1996 with respect to the Colwell financial statements included in the Patterson Dental Company's Form 8K/A.


/s/  Deloitte & Touche LLP
Minneapolis, Minnesota
December 12, 1996